Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES RECORD NET SALES IN THE FISCAL 2019 SECOND-QUARTER FINANCIAL RESULTS; RAISES GUIDANCE FOR FISCAL 2019

•                  Recent 17 Product Launches Contributed $40 Million of Net Sales in Fiscal 2019 YTD

•                  Five New Product Launches in the Quarter

•                  Successful Credit Agreement Amendment Provides Financial Flexibility

•                  $33 Million Net Cost Reduction Plan Well Underway

•                  Levothyroxine Transaction Improved Liquidity; Cash Balance of $164 Million at December 31 Continues to Grow

Philadelphia, PA — February 6, 2019 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2019 second quarter ended December 31, 2018.

“Stellar sales across our product offering drove our strong fiscal 2019 second quarter financial results,” said Tim Crew, chief executive officer of Lannett.  “The 17 products launched during calendar year 2018 were key contributors to the growth in the quarter and are expected to contribute approximately $75 million in fiscal 2019 net sales with at least 35% of gross margin.  Complementing our second quarter performance was a well-executed plan associated with the transition of Levothyroxine.

“We are increasingly confident about our future.  With approximately 60 products in various stages of operational readiness and development, of which we plan to launch 10 over the next several months, we expect to regularly bring new products to market for the foreseeable future at a similar pace and value as we have in the recent past.  With regard to our cost reduction plan, virtually all main actions have been completed or are in-process to achieve the $33 million of targeted net annualized savings.  In addition, we executed an amendment to our credit agreement, which further enhances our financial flexibility and better positions us to capitalize on more growth opportunities.  As a result of our progress, we have raised our financial guidance for fiscal 2019.”

Crew went on to say that by the end of fiscal 2020 the company is on track to replace a substantial majority of normalized gross profit from Levothyroxine, which approximates $100 million and excludes the impact of recent market disruptions and associated share gains.

For the fiscal 2019 second quarter, on a GAAP basis, net sales were $193.7 million compared with $184.3 million for the second quarter of fiscal 2018.  Gross profit was $69.8 million, or 36% of total net sales, compared with $87.5 million, or 47% of total net sales.  Research and development (R&D) expenses were $9.7 million compared with $10.7 million for the fiscal 2018 second quarter.  Selling, general and administrative (SG&A) expenses decreased to $23.2 million from $28.5 million.  Restructuring expenses were $0.2 million compared with $1.0 million.  Operating income was $36.7 million compared with $47.1 million.  Interest expense was $21.5 million compared with $20.7 million for the second quarter of fiscal 2018.  Net income was $12.4 million, or $0.32 per share, compared with $14.0 million, or $0.37 per diluted share, for the fiscal 2018 second quarter.

For the fiscal 2019 second quarter reported on a Non-GAAP basis, adjusted net sales were $193.7 million compared with $184.3 million for the second quarter of fiscal 2018.  Adjusted gross profit was $86.0 million, or 44% of adjusted net sales, compared with $96.7 million, or 52% of adjusted net sales, for the prior-year second quarter.  Adjusted R&D expenses were $8.7 million compared with $10.7 million.  Adjusted SG&A expenses were $17.4 million compared with $20.9 million.  Adjusted operating income was $59.9 million compared with $65.1 million for the prior-year second quarter.  Adjusted interest expense was $17.1 million compared with $16.2 million for the second quarter of fiscal 2018.  Adjusted net income was $33.6 million, or $0.86 per diluted share, compared with $40.6 million, or $1.06 per diluted share, for the fiscal 2018 second quarter.

Guidance for Fiscal 2019 —

Based on its current outlook, the company has revised its estimates, as follows:

	GAAP	Adjusted
Net sales	$615 million to $635 million, up from $585 million to $615 million	$615 million to $635 million, up from $585 million to $615 million
Gross margin %	37% to 38%, down from 38% to 39%	44% to 45%, unchanged
R&D expense	$35 million to $37 million, up from $32 million to $36 million	$33 million to $35 million, up from $30 million to $34 million
SG&A expense	$78 million to $81 million, up from $75 million to $78 million	$66 million to $69 million, up from $63 million to $66 million
Restructuring expense	$3 million to $4 million, unchanged	$ —
Asset impairment charges	$369 million, unchanged	$ —
Interest and other	$84 million to $86 million, up from $81 million to $83 million	$66 million to $68 million, up from $63 million to $65 million
Effective tax rate	22% to 23%, unchanged	22% to 23%, unchanged
Capital expenditures	$30 million to $35 million, unchanged	$30 million to $35 million, unchanged

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2019 second quarter ended December 31, 2018.  The conference call will be available to interested parties by dialing 866-436-9172 from the U.S. or Canada, or 630-691-2760 from international locations, passcode 48172671.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, successfully launching and commercializing recently acquired and previously approved products, as well as products in development, achieving cost reductions, successfully consummating transactions with new and existing alliance partners and successfully launching and commercializing products included therein, and achieving the financial metrics stated in the company’s guidance for fiscal 2019, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	December 31, 2018	June 30, 2018

ASSETS
Current assets:
Cash and cash equivalents	$163,774	$98,586
Accounts receivable, net	275,364	252,651
Inventories	136,128	141,635
Prepaid income taxes	—	15,159
Assets held for sale	11,422	13,976
Other current assets	7,958	4,863
Total current assets	594,646	526,870
Property, plant and equipment, net	195,607	233,247
Intangible assets, net	409,870	424,425
Goodwill	—	339,566
Deferred tax assets	100,013	22,063
Other assets	19,320	29,133
TOTAL ASSETS	$1,319,456	$1,575,304

LIABILITIES
Current liabilities:
Accounts payable	$60,178	$56,767
Accrued expenses	7,283	7,425
Accrued payroll and payroll-related expenses	15,545	7,819
Deferred revenue	23,998	—
Rebates payable	44,384	49,400
Royalties payable	9,615	5,955
Restructuring liability	5,693	6,706
Liabilities held for sale	1,204	—
Settlement liability	8,000	—
Income taxes payable	1,346	—
Short-term borrowings and current portion of long-term debt	66,845	66,845
Total current liabilities	244,091	200,917
Long-term debt, net	746,607	772,425
Other liabilities	2,247	3,047
TOTAL LIABILITIES	992,945	976,389

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 38,766,807 and 38,256,839 shares issued; 37,822,927 and 37,380,517 shares outstanding at December 31, 2018 and June 30, 2018, respectively)	39	38
Additional paid-in capital	312,322	306,817
Retained earnings	29,016	306,464
Accumulated other comprehensive loss	(502)	(515)
Treasury stock (943,880 and 876,322 shares at December 31, 2018 and June 30, 2018, respectively)	(14,364)	(13,889)
Total stockholders’ equity	326,511	598,915
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,319,456	$1,575,304

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2018	2017	2018	2017

Net sales	$193,718	$184,305	$348,772	$339,266
Cost of sales	115,751	88,914	203,441	168,467
Amortization of intangibles	8,157	7,941	16,380	15,678
Gross profit	69,810	87,450	128,951	155,121
Operating expenses:
Research and development expenses	9,723	10,722	19,533	18,131
Selling, general and administrative expenses	23,197	28,493	43,785	47,531
Acquisition and integration-related expenses	—	65	—	83
Restructuring expenses	213	1,035	1,235	1,562
Asset impairment charges	—	—	369,499	—
Total operating expenses	33,133	40,315	434,052	67,307
Operating income (loss)	36,677	47,135	(305,101)	87,814
Other income (loss):
Investment income	556	2,325	935	3,489
Interest expense	(21,512)	(20,686)	(42,945)	(41,598)
Other	(712)	3,386	(1,008)	3,135
Total other loss	(21,668)	(14,975)	(43,018)	(34,974)
Income (loss) before income tax	15,009	32,160	(348,119)	52,840
Income tax expense (benefit)	2,647	18,138	(72,953)	25,561
Net income (loss)	$12,362	$14,022	$(275,166)	$27,279

Earnings (loss) per common share:
Basic	$0.33	$0.38	$(7.30)	$0.74
Diluted	$0.32	$0.37	$(7.30)	$0.72

Weighted average common shares outstanding:
Basic	37,761,176	37,066,902	37,674,200	37,029,483
Diluted	39,112,547	38,290,358	37,674,200	38,087,826

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended December 31, 2018
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Diluted earnings per share (k)
GAAP Reported	$193,718	$115,751	$8,157	$69,810	36%	$9,723	$23,197	$213	$36,677	$(21,668)	$15,009	$2,647	$12,362	$0.32
Adjustments:
Depreciation of fixed assets step-up (a)	—	(1,124)	—	1,124		—	—	—	1,124	—	1,124	—	1,124
Amortization of intangibles (b)	—	—	(8,157)	8,157		—	—	—	8,157	—	8,157	—	8,157
Cody API business Held for Sale (c)	—	(3,486)	—	3,486		(862)	34	—	4,314	—	4,314	—	4,314
Depreciation on capitalized software costs (d)	—	—	—	—		—	(1,058)	—	1,058	—	1,058	—	1,058
Legal and financial advisory costs (e)	—	—	—	—		—	(2,430)	—	2,430	—	2,430	—	2,430
Decommissioning of Philadelphia sites (f)	—	(2,265)	—	2,265		—	—	—	2,265	583	2,848	—	2,848
Restructuring expenses (g)	—	—	—	—		—	—	(213)	213	—	213	—	213
Non-cash interest (h)	—	—	—	—		—	—	—	—	4,396	4,396	—	4,396
Other (i)	—	(1,126)	—	1,126		(210)	(2,318)	—	3,654	285	3,939	—	3,939
Tax adjustments (j)	—	—	—	—		—	—	—	—	—	—	7,199	(7,199)

Non-GAAP Adjusted	$193,718	$107,750	$—	$85,968	44%	$8,651	$17,425	$—	$59,892	$(16,404)	$43,488	$9,846	$33,642	$0.86

(a)	To exclude depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	To exclude the operating results of the Cody API business Held for Sale which was classified as Held for Sale as of September 30, 2018
(d)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(e)	To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives, including the December 2018 amendment to our Credit Agreement
(f)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(g)	To exclude expenses associated with the 2016 Restructuring Plan as well as the Cody Restructuring Plan
(h)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To primarily exclude separation costs related to the Company’s cost reduction plan, as well as a special recognition incentive payment
(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the three months ended December 31, 2018 is 39,112,547 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended December 31, 2017
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Diluted earnings per share (i)
GAAP Reported	$184,305	$88,914	$7,941	$87,450	47%	$10,722	$28,493	$65	$1,035	$47,135	$(14,975)	$32,160	$18,138	$14,022	$0.37
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(7,941)	7,941		—	(217)	—	—	8,158	—	8,158	—	8,158
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(65)	—	65	—	65	—	65
Restructuring expenses (d)	—	—	—	—		—	—	—	(1,035)	1,035	—	1,035	—	1,035
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	4,454	4,454	—	4,454
Litigation settlement gain (f)	—	—	—	—		—	—	—	—	—	(3,500)	(3,500)	—	(3,500)
Other (g)	—	—	—	—		—	(7,405)	—	—	7,405	—	7,405	—	7,405
Tax adjustments (h)	—	—	—	—		—	—	—	—	—	—	—	(7,653)	7,653

Non-GAAP Adjusted	$184,305	$87,579	$—	$96,726	52%	$10,722	$20,871	$—	$—	$65,133	$(14,021)	$51,112	$10,485	$40,627	$1.06

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)	To exclude a settlement gain associated with patent litigation
(g)

To exclude separation benefits associated with the former Chief Executive Officer as well as a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, related to the KUPI acquisition

(h)

To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates as well as the reversal of indemnified unrecognized tax benefits related to the KUPI acquisition

(i)	The weighted average share number for the three months ended December 31, 2017 is 38,290,358 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Six months ended December 31, 2018
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other income (loss)	Income before income tax (loss)	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (l)
GAAP Reported	$348,772	$203,441	$16,380	$128,951	37%	$19,533	$43,785	$1,235	$369,499	$(305,101)	$(43,018)	$(348,119)	$(72,953)	$(275,166)	$(7.30)
Adjustments:
Depreciation of fixed assets step-up (a)	—	(2,459)	—	2,459		—	—	—	—	2,459	—	2,459	—	2,459
Amortization of intangibles (b)	—	—	(16,380)	16,380		—	—	—	—	16,380	—	16,380	—	16,380
Cody API business Held for Sale (c)	—	(3,486)	—	3,486		(862)	34	—	—	4,314	—	4,314	—	4,314
Depreciation on capitalized software costs (d)	—	—	—	—		—	(2,116)	—	—	2,116	—	2,116	—	2,116
Legal and financial advisory costs (e)	—	—	—	—		—	(2,430)	—	—	2,430	—	2,430	—	2,430
Decommissioning of Philadelphia sites (f)	—	(2,265)	—	2,265		—	—	—	—	2,265	583	2,848	—	2,848
Restructuring expenses (g)	—	—	—	—		—	—	(1,235)	—	1,235	—	1,235	—	1,235
Asset impairment charges (h)	—	—	—	—		—	—	—	(369,499)	369,499		369,499	—	369,499
Non-cash interest (i)	—	—	—	—		—	—	—	—	—	8,934	8,934	—	8,934
Other (j)	—	(1,126)	—	1,126		(210)	(2,600)	—	—	3,936	285	4,221	—	4,221
Tax adjustments (k)	—	—	—	—		—	—	—	—	—	—	—	88,703	(88,703)

Non-GAAP Adjusted	$348,772	$194,105	$—	$154,667	44%	$18,461	$36,673	$—	$—	$99,533	$(33,216)	$66,317	$15,750	$50,567	$1.30

(a)	To exclude depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	To exclude the operating results of the Cody API business Held for Sale which was classified as Held for Sale as of September 30, 2018
(d)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(e)	To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives, including the December 2018 amendment to our Credit Agreement
(f)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(g)	To exclude expenses associated with the 2016 Restructuring Plan as well as the Cody Restructuring Plan
(h)	To exclude asset impairment charges related to goodwill and other long-lived assets
(i)	To exclude non-cash interest expense associated with debt issuance costs
(j)	To primarily exclude separation costs related to the Company’s cost reduction plan, as well as a special recognition incentive payment
(k)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(l)	The weighted average share number for the six months ended December 31, 2018 is 37,674,200 for GAAP and 38,937,705 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Six months ended December 31, 2017
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Diluted earnings per share (i)

GAAP Reported	$339,266	$168,467	$15,678	$155,121	46%	$18,131	$47,531	$83	$1,562	$87,814	$(34,974)	$52,840	$25,561	$27,279	$0.72
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(2,670)	—	2,670		—	—	—	—	2,670	—	2,670	—	2,670
Amortization of intangibles (b)	—	—	(15,678)	15,678		—	(582)	—	—	16,260	—	16,260	—	16,260
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(83)	—	83	—	83	—	83
Restructuring expenses (d)	—	—	—	—		—	—	—	(1,562)	1,562	—	1,562	—	1,562
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	9,014	9,014	—	9,014
Litigation settlement gain (f)	—	—	—	—		—	—	—	—	—	(3,500)	(3,500)	—	(3,500)
Other (g)	—	—	—	—		—	(7,405)	—	—	7,405	—	7,405	—	7,405
Tax adjustments (h)	—	—	—	—		—	—	—	—	—	—	—	(2,530)	2,530

Non-GAAP Adjusted	$339,266	$165,797	$—	$173,469	51%	$18,131	$39,544	$—	$—	$115,794	$(29,460)	$86,334	$23,031	$63,303	$1.66

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)	To exclude a settlement gain associated with patent litigation
(g)

To exclude separation benefits associated with the former Chief Executive Officer as well as a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, related to the KUPI acquisition

(h)

To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates as well as the reversal of indemnified unrecognized tax benefits related to the KUPI acquisition

(i)	The weighted average share number for the six months ended December 31, 2017 is 38,087,826 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2019 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$615 - $635	—		$615 - $635
Gross margin percentage	37% - 38%	7%	(a)	44% to 45%
R&D expense	$35 - $37	($2)	(b)	$33 - $35
SG&A expense	$78 - $81	($12)	(c)	$66 - $69
Restructuring expense	$3 - $4	($3 - $4)	(d)	—
Asset impairment charges	$369	($369)	(e)	—
Interest and other	$84 - $86	($18)	(f)	$66 - $68
Effective tax rate	22% to 23%	—		22% to 23%
Capital expenditures	$30 - $35	—		$30 - $35

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”) and, to a lesser extent, the cost of sales associated with the Cody API business which was classified as Held For Sale as of September 30, 2018

(b) To exclude R&D expense associated with the Cody API business

(c) To exclude various expenses associated with the Company’s overall cost savings initiatives, which includes the Cody API business; legal and financial advisory costs; as well as nonrecurring compensation-related expenses.  In addition, it also excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude expenses associated with the 2016 Restructuring Plan and Cody Restructuring Plan

(e) To exclude asset impairment charges related to goodwill and other long-lived assets

(f) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Six months ended
	December 31,		December 31,
(in thousands)	2018	2017	2018	2017
Medical Indication
Antibiotic	$4,187	$3,552	$8,276	$6,900
Anti-Psychosis	14,036	22,799	24,924	37,791
Cardiovascular	25,680	10,135	47,450	21,441
Central Nervous System	6,187	6,925	13,384	15,742
Gallstone	2,489	5,282	4,703	11,846
Gastrointestinal	10,009	15,055	25,048	29,608
Glaucoma	512	2,164	1,060	4,832
Migraine	12,551	15,484	22,288	30,499
Muscle Relaxant	3,121	3,219	6,300	7,010
Pain Management	8,968	6,128	13,915	11,889
Respiratory	1,163	2,230	2,178	3,876
Thyroid Deficiency	88,477	68,794	142,354	116,008
Urinary	1,606	2,840	3,158	5,837
Other	6,827	13,105	21,168	25,802
Contract Manufacturing revenue	7,905	6,593	12,566	10,185
Net Sales	$193,718	$184,305	$348,772	$339,266